UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 27, 2024

Date of Report (Date of the earliest event reported)

Bausch + Lomb Corporation

(Exact Name of Registrant as Specified in Its Charter)

Canada	001-41380	98-1613662
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

520 Applewood Crescent

Vaughan, Ontario

Canada L4K 4B4

(Address of Principal Executive Offices)(Zip Code)

(905) 695-7700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, No Par Value	BLCO	New York Stock Exchange Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2024, Mr. Richard De Schutter notified Bausch + Lomb Corporation (the “Company”) of his decision to not stand for re-election as a member of the Company’s Board of Directors (the “Board”) at the upcoming 2024 annual meeting of shareholders of the Company (the “2024 Annual Meeting”). The retirement of Mr. De Schutter, which will be effective as of the date of the 2024 Annual Meeting, is not the result of any disagreement with the Company or the Board on any matter relating to the operations, policies or practices of the Company. The Company expresses its appreciation for Mr. De Schutter’s service as a member of the Board.

Also on February 27, 2024, the Company approved a temporary increase of the size of the Board to eleven members and Ms. Karen Ling was appointed as a director of the Company, each effective immediately. The Board has determined that Ms. Ling is independent in accordance with applicable New York Stock Exchange and Toronto Stock Exchange rules and applicable securities laws. The Board has not determined at this time the committees, if any, to which Ms. Ling will be appointed.

Ms. Ling is the former Executive Vice President and Chief Human Resources Officer at American International Group, Inc. and, prior to that, at Allergan. She previously held senior human resources roles at Merck and Wyeth. Ms. Ling is currently a director and chair of the Compensation and Human Capital Management Committee of iRythym Technologies and has served on the Boards of Mallinckrodt Plc and TherapeuticsMD Inc. She also serves as a member of the Advisory Committee of Galderma. Additionally, Ms. Ling is a member of the board of two nonprofits: ExpandEd Schools and the JED Foundation. She holds a B.A. in Economics from Yale University and a J.D. from the Boston University School of Law.

Ms. Ling will participate in the Company’s non-employee director compensation program and has entered into the Company’s standard form of director indemnification agreement.

Following the retirement of Mr. De Schutter in connection with the 2024 Annual Meeting, the size of the Board is expected to revert to ten members.

Item 7.01.	Regulation FD Disclosure.

On February 28, 2024, the Company issued a press release announcing the foregoing updates. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 and Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated February 28, 2024.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAUSCH + LOMB CORPORATION

By:	/s/ Brenton L. Saunders
Name:	Brenton L. Saunders
Title:	Chairman and Chief Executive Officer

Date: February 28, 2024